Exhibit 32.1
SECTION 906 CEO/CFO CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) each of the undersigned officers of Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (the “Company”), does hereby certify, to such officer’s knowledge, that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 6, 2014
/s/ Jeffrey M. Leiden

Jeffrey M. Leiden
Chief Executive Officer and President

Date:	November 6, 2014
/s/ Ian F. Smith

Ian F. Smith
Executive Vice President and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.